Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To Board of Directors
RC2 Corporation:

We consent to the use of our reports dated February 18, 2004, with respect to the consolidated balance sheets of RC2 Corporation and subsidiaries as of December 31, 2002 and 2003, and the related consolidated statements of earnings, stockholders' equity, and cash flows for the years then ended, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report on the 2003 consolidated financial statements refers to our audit of the disclosures added to revise the 2001 consolidated financial statements, as more fully described in note 3 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 consolidated financial statements other than with respect to such disclosures.

                                                                                                    /s/ KPMG LLP

KPMG LLP
Chicago, Illinois
July 6, 2004